EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-12473, 333-66781, 333-00462, 333-88373,
333-51294  and  333-110650)  and Form S-2 (No.  333-83840)  and  Forms S-3 (Nos.
333-107422, 333-108291 and 333-113045) of Tegal Corporation of our report dated June 25, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

San Jose, California
June 25, 2004



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